November 21, 2008

RxElite Holdings Inc.
1404 North Main, Suite 200
Meridian, Idaho 83642

Dear Jonathan,

Reference is made to that certain Second Amended and Restated Employment Agreement (the “Agreement”) made as November 27, 2006, between you and RxElite Holdings Inc., a Delaware corporation.

This letter agreement will confirm our understanding and agreement that the Agreement is hereby amended to change the definition of “Title” in Section 1A of the Agreement to read:

“Title” shall mean Senior Vice President of Sales and New Business Development of the Employer.”

Except as specifically amended hereby, nothing herein shall otherwise modify, reduce, amend or otherwise supplement the terms and provisions of the Agreement which are hereby ratified and affirmed and shall remain in full force and effect in accordance with its terms.

This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principle of conflicts of laws.

This letter agreement may be executed in counterparts, each of which shall be an original but both of which together shall constitute one and the same instrument.

Sincerely,

RxElite Holdings Inc.

By:   /s/ Earl Sullivan
Earl Sullivan
Executive Vice President

Accepted and Agreed:

/s/ Jonathan Houssian
Jonathan Houssian